UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

__________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

BIOTRICITY INC.

(Exact name of registrant as specified in its charter)

Nevada	47-2548273
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
275 Shoreline Drive, Suite 150 Redwood City, California	94065
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be so registered
Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

Securities to be registered pursuant to Section 12(g) of the Act:  Common Stock, $0.001 par value

Item 1.

Description of Registrant’s Securities to be Registered.

The information regarding the common stock, $0.001 par value, of Biotricity Inc. (the “Company”), as set forth under the caption “Description of Securities” in the Company’s Registration Statement on Form S-1/A (File No. 333-222962) as amended and filed with the Securities and Exchange Commission on March 8, 2018, is incorporated herein by reference.

Item 2. Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation (filed as Exhibit 3(i) to Current Report on Form 8-K filed on February 3, 2016 and incorporated herein by reference).
3.2	Amended and Restated By-Laws (filed as Exhibit 3(ii) to Current Report on Form 8-K filed on February 3, 2016 and incorporated herein by reference).
3.3

Certificate of Designation of Preferences, Rights and Limitations of Special Voting Preferred Stock of Biotricity Inc. (filed as Exhibit 4.1 to Current Report on Form 8-K filed on February 3, 2016 and incorporated herein by reference).

3.4

Exchangeable Share provisions with respect to the special rights and restrictions attached to Exchangeable Shares (filed as Exhibit 4.2 to Current Report on Form 8-K filed on February 3, 2016 and incorporated herein by reference).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BIOTRICITY INC.

Date: July 16, 2019

By: /s/ John Ayanoglou

Name:  John Ayanoglou

Title:   Chief Executive Officer

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